UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2026

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Advisory Agreement

Renewal of Advisory Agreement

Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”), Sculptor Diversified REIT Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”), and Sculptor Advisors LLC, the Company’s advisor (the “Adviser”), previously entered into that certain Sixth Amended and Restated Advisory Agreement, dated as of August 11, 2025, as amended by that certain Amendment No. 1 dated January 13, 2026 (collectively, the “Prior Agreement”). The term of the Prior Agreement continued through June 21, 2026, subject to renewal for an unlimited number of one-year periods. The Company, the Operating Partnership and the Adviser renewed the Prior Agreement on substantially the same terms through June 21, 2027, by entering into the Seventh Amended and Restated Advisory Agreement (the “Advisory Agreement”), effective as of June 21, 2026.

The foregoing description is qualified in its entirety by reference to the full text of the Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 25, 2026, Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Because 21,526,481 shares of the Company’s common stock, or approximately 40.34% of the 53,352,502 total shares of the Company’s common stock entitled to vote at the Annual Meeting, were present online or by proxy, a quorum was present at the meeting, as required by the Company’s Second Amended and Restated Bylaws.

The following chart sets forth the number of votes cast for and against, and the number of abstention votes, with respect to the election of the Company’s board of directors as voted upon by the stockholders. As noted below, each of the seven nominees received a majority of votes cast in favor of their election. Accordingly, the following individuals will serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained	Broker Non-Vote
Steven Orbuch	21,526,481	—	—	—
Nicholas Hecker	21,526,481	—	—	—
Anthony Boni	14,255,751	7,270,730	—	—
John Jenks	21,526,481	—	—	—
Jonathan G. Geanakos	21,526,481	—	—	—
Kristi Jackson	21,526,481	—	—	—
Robert Winston	21,526,481	—	—	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Ex. No.	Description
10.1*	Seventh Amended and Restated Advisory Agreement, dated as of June 21, 2026, by and among Sculptor Diversified Real Estate Income Trust, Inc., Sculptor Diversified REIT Operating Partnership LP and Sculptor Advisors LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Anthony Boni
Name:	Anthony Boni
Title:	Chief Financial Officer

Date:	June 25, 2026